EXHIBIT 10.1

FIRST SOLAR, INC.
CORPORATE GOVERNANCE GUIDELINES
A.    The Roles of the Board of Directors and Management

1.
The Board of Directors - The business of First Solar, Inc. (the “Company”) shall be conducted under the oversight of the Board of Directors (the “Board”). The Board shall select the Chief Executive Officer (the “CEO”) and delegate to the CEO the authority and responsibility to manage the Company’s operations. The Board may select a Chairman of the Board (the “Chairman”). The day-to-day management of the Company, including the preparation of financial statements and short- and long-term strategic planning, is the responsibility of the Company’s management. The primary responsibility of the Board is to oversee and review management’s performance of these functions.

2.	Management - The CEO and senior management shall be responsible for running the Company’s business operations.
B.    Board Composition and Leadership

1.
Chairman of the Board and Chief Executive Officer - The Board shall have the authority to decide whether the Board shall have a Chairman and whether the positions of Chairman and CEO should be held by the same person and shall determine the best arrangement for the Company and its stockholders in light of all relevant and changing circumstances.

2.
Size of the Board - The number of directors should not exceed a number that can function efficiently. The Nominating and Governance Committee shall consider and make recommendations to the Board concerning the appropriate size and needs of the Board.

3.
Board Independence - The independence of a director is determined according to the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market. The independence requirements of the Nasdaq Stock Market include a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest that may affect independence, the Board is also responsible for making an affirmative determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board will review information provided by the directors and the Company with regard to each Director’s business and personal activities as they may relate to the Company and the Company’s management.

4.
Board Membership Criteria - The Nominating and Governance Committee shall periodically review with the Board the appropriate skills and characteristics required of Board members given the current Board composition. It is the intent of the Board that the Board will be comprised of individuals who have distinguished records of leadership and success in their area of activity and who will make substantial contributions to Board operations and effectively represent the interests of the stockholders.

The Board’s assessment of Board candidates includes, but is not limited to, consideration of (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character, judgment and whether the candidate possesses and maintains throughout service on the Board a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such areas as business, technology, finance and accounting, marketing, government and other disciplines relevant to the Company’s business; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings (the “Board Membership Criteria”). A director’s qualifications in light of these criteria shall be considered at least each time the director is re-nominated for Board membership.

5.	Selection of New Director Candidates - The Nominating and Governance Committee shall screen and select Board candidates.

6.
Director Orientation and Continuing Education - The Company shall provide directors with an orientation and education program to familiarize them with the Company’s business operations and plans, industry trends and corporate governance practices, as well as ongoing education on issues facing the Company and on subjects that would assist the directors in discharging their duties.

7.
Directors Who Experience Change in Present Job Responsibilities or Other Relevant Circumstances - When there is a significant change in the director’s principal occupation or business affiliation, or other circumstances arise which may raise questions about the director’s continuing qualifications in relation to the Board Membership Criteria set forth above, then the director shall tender her/his resignation or the Nominating and Governance Committee shall ask for such tender. The Nominating and Governance Committee shall consider the tendered resignation and recommend to the Board the action to be taken.

8.
Service On Other For-Profit Boards - Independent directors are encouraged to evaluate carefully the time required to serve on other boards (excluding the boards of non-profit organizations) taking into account board attendance, preparation, participation and effectiveness on these boards. Independent directors must advise the Chair of the Nominating and Governance Committee before accepting an invitation to serve on another board to enable the Company to determine whether (i) any regulatory issues or potential conflicts are raised by the director accepting such an invitation and (ii) the director will have the time required for preparation, participation and attendance at meetings of the Board of the Company. Independent directors should not serve on more than five other boards of public companies in addition to the Board of the Company.

9.
Board Compensation Review - The Compensation Committee shall periodically receive reports on the status of Board compensation in relation to other comparable U.S. companies and shall be responsible for recommending to the Board changes in compensation for non-employee directors. In recommending Board compensation, the Compensation Committee shall be guided by three goals: compensation should fairly pay directors for work required for a company of our size and scope; (ii) compensation should align directors’ interests with the long-term interests of the Company’s stockholders; and (iii) the structure of the compensation should be clearly disclosed to the Company’s stockholders.

10.
Majority Vote Policy. In an uncontested election of directors, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman for consideration by the Nominating and Governance Committee. As used herein, an “uncontested election of directors” is an election in which the number of nominees is not greater than the number of Board seats open for election.

The Nominating and Governance Committee will consider such tendered resignation and, promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Nominating and Governance Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission, the Nasdaq Stock Market and Delaware law), whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders and the director’s performance and contributions to the Company.
The Nominating and Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Nominating and Governance Committee deem appropriate including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Governance Committee to have substantially resulted in the “withheld” votes.
The Board will take formal action on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. In considering the Nominating and Governance Committee’s recommendation, the Board will consider the information, factors and alternatives considered by the Nominating and Governance Committee and such additional information, factors and alternatives as the Board deems relevant.
Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with an explanation of the process by which the decision was made. If the Board has not accepted the tendered resignation, it will also disclose the reason or reasons for doing so.
No director who, in accordance with this policy, is required to tender his or her resignation, shall participate in the Nominating and Governance Committee’s deliberations or recommendation, or in the Board’s deliberations or determination, with respect to accepting or rejecting his or her resignation as a director. If a majority of the members of the Nominating and Governance Committee received a greater number of votes “withheld” from their election than votes “for” their election, then the independent directors then serving on the Board who received a greater number of votes “for” their election than votes “withheld” from their election will appoint an ad hoc Board committee from amongst themselves (the “Ad Hoc Committee”), consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board with respect to the tendered resignations. The Ad Hoc Committee shall serve in place of the Nominating and Governance Committee and perform the Nominating and Governance Committee’s duties for the purposes of this policy. Notwithstanding the foregoing, if an Ad Hoc Committee would have been created, but fewer than three directors would be eligible to serve on it (including in circumstances where the entire Board receives a greater number of votes “withheld” from their election than votes “for” their election”), the entire Board (other than the directors whose resignation is being considered) will make the determination to accept or reject the tendered resignation without any recommendation from the Nominating and Governance Committee and without the creation of an Ad Hoc Committee.
C.    Board Operations

1.
Selection of Agenda Items for Board Meetings - Annually, the Chairman and the CEO will propose for the Board’s approval a schedule for Board and Committee meetings for the upcoming year. Before each meeting, the Chairman and CEO will prepare an agenda which will be circulated to the Board in advance. Management will review proposed agenda items that fall within the scope of responsibilities of a Board committee with the chair of that committee. Any Board member may ask to include items on the agenda.

2.
Board Materials Distributed in Advance - Board members shall receive materials related to agenda items in advance of Board meetings so that the directors may prepare to discuss the items at the meeting. Sensitive subjects may be discussed at the meeting without distributing written materials in advance or at the meeting.

3.
Director Responsibilities - Directors must exercise their business judgment to act in the best interests of the stockholders and the Company. In discharging this obligation, directors reasonably may rely on the Company’s senior executives and its advisors and auditors. Directors are expected to attend and participate in substantially all meetings of the Board and of committees on which they serve, to spend the time needed to prepare for meetings and to meet as frequently as necessary to discharge their responsibilities.

4.
Board Presentations and Access to Employees - Members of senior management may be invited to attend part or all of a Board or Board committee meeting in order to participate in discussions. Generally, presentation of matters to be considered by the Board or Board committee are made by the executive responsible for that area of the Company’s operations. Board members shall have complete access to all other members of management and Company employees.

5.
Board Access to Independent Advisors - The Board and its committees may seek advice from outside advisors as appropriate. The Board shall have sole authority to approve related fees and retention terms.

6.	Executive Sessions of Non-Management Directors - The independent directors shall meet on a regular basis (at least twice per year) outside the presence of the non-independent directors.
D.    Board Committees

1.	Committees - The current Board committees are Audit, Compensation, Nominating and Governance, Project Development Risk and Technology Review.

2.
Assignment and Term of Service of Committee Members - The Board shall be responsible for the appointment of committee members and chairs, based on recommendations of the Nominating and Governance Committee. The Board at its first meeting following the annual meeting of stockholders shall elect the members of each committee.

3.
Agenda, Frequency, Length and Reports of Committee Meetings - The chair of each committee shall approve the agenda, length of and attendance at each committee meeting and shall determine the frequency of meetings. Materials related to agenda items shall be given to the committee members sufficiently in advance to allow the members to prepare for discussing the items at the meeting. The committee chairs shall report a summary of their meeting to the Board following each regular committee meeting, as requested.

4.	Membership - Only directors meeting the membership requirements of the applicable committee charter may serve on a committee.

5.	Responsibilities - The Board shall periodically review the responsibilities of each committee and approve the committee charters, copies of which are attached to these guidelines.
E.    Board and Management Evaluation

1.
Formal Evaluation of the CEO - The Compensation Committee, in consultation with the Chairman and the CEO, shall set annual and long-term performance goals for the Company. The Chair of the Compensation Committee shall lead the discussion of the CEO’s performance relative to such goals with the independent directors and communicate the Board’s evaluation to the CEO. The Compensation Committee will use the evaluation as a factor when determining the compensation of the CEO.

2.
Board Self-Assessment - The Board shall conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee shall solicit comments from all directors and share those comments with the Board. Based on the comments and further discussion, the Board shall make an assessment specifically reviewing areas in which the Board and/or management believes improvements could be made to increase the effectiveness of the Board and its committees.

3.
Succession Planning - The Board shall periodically review the Company’s plans regarding succession of the CEO and other senior executive positions. To assist the Board, the CEO shall annually assess senior executives and their succession potential. The CEO shall also provide the Board with an assessment of persons considered potential successors to certain senior executive positions.

4.	Management Development - The CEO shall periodically report to the Board on the Company’s program for management development.